30

                            SHARE EXCHANGE AGREEMENT

THIS  SHARE  EXCHANGE  AGREEMENT dated this 27th day of September, 2002, is made

BETWEEN:

RITA  BENSON,  an  individual  resident  in  the Province of Ontario ("Benson");

BROOKELYNN HOLDINGS INC., a corporation incorporated pursuant to the laws of the Province of Ontario ("Brookelynn");

J.R.B. & D. HOLDINGS LTD., a corporation incorporated pursuant to the laws of the Province of Ontario ("JRB");

WHITEHOUSE FAMILY HOLDINGS LIMITED, a corporation incorporated pursuant to the laws of the Province of Ontario ("WFHL");

STARR RAMBUSCH, an individual resident in the United States of America ("Rambusch");

W.H.  CRAWFORD,  an individual resident in the Province of Ontario ("Crawford");

SUSAN  WHITE,  an  individual  resident  in  the  Province of Ontario ("White");

PAUL PRENDERGAST, an individual resident in the United States of America ("Prendergast");

788696 ONTARIO INC., a corporation incorporated pursuant to the laws of the Province of Ontario ("788696");

KENNETH  HARTLEN, an individual resident in the Province of Ontario ("Hartlen");

IAN  LONG,  an  individual  resident  in  the  Province  of  Ontario  ("Long");

NORMAN  WRIGHT,  an  individual  resident in the Province of Ontario ("Wright");

CAPITAL PARTNERS FUND I, a limited partnership formed under the laws of the Province of Ontario ("CPFI");

ANDREW  WHITE,  an  individual  resident  in the Province of Ontario ("Andrew");

CHRISTOPHER PRENDERGAST, an individual resident in the Province of Ontario ("Christopher");

PROJECT CAPITAL GROUP INC., a corporation incorporated pursuant to the laws of the Province of Ontario ("PCGI");

1309673 ONTARIO INC., a corporation incorporated pursuant to the laws of the Province of Ontario ("1309673");

(the foregoing 17 parties being hereinafter referred to collectively as the "Stockholders")

-and-

KOALA INTERNATIONAL WIRELESS INC., a corporation incorporated under the laws of the State of Nevada (the "Purchaser")

-and-

ROUTE1 CORPORATION, a corporation incorporated under the laws of the Province of Ontario (the "Acquired Corporation")


WHEREAS the Stockholders are the registered and beneficial owners of all of the issued and outstanding common shares of capital stock (the "Acquired Corporation Common Stock") of the Acquired Corporation;

AND WHEREAS the Purchaser desires to purchase all of the Acquired Corporation Common Stock from the Stockholders and the Stockholders desire to sell the Acquired Corporation Common Stock to the Purchaser;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants hereinafter contained and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:


                                    ARTICLE I
                                 INTERPRETATION
                                 --------------

1.1 DEFINITIONS. In this Agreement, unless the context otherwise requires, the terms set forth in Schedule "A" shall have the meanings set forth therein.

1.2 ENTIRE AGREEMENT. This Agreement, together with the agreements and other documents to be delivered pursuant to this Agreement, constitutes the entire agreement between the Parties pertaining to the purchase and sale of the Acquired Corporation Common Stock and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.

1.3 EXTENDED MEANINGS. In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

1.4 HEADINGS. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5 REFERENCES. References to an article, section, subsection, paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph, schedule or exhibit to this Agreement, unless the context otherwise requires.

1.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province.

1.7 CURRENCY. Unless otherwise specified, the word "dollar", or the symbol "$" refers to Canadian currency.

1.8 SCHEDULES. The following is a list of schedules attached to and incorporated into this Agreement by reference and deemed as part of this Agreement.

          SCHEDULE          DESCRIPTION
          --------          -----------
          "A"               Definitions
          "B"               The  Stockholders'  Shareholdings
          "C"               Outstanding  Special  Warrants  of  the  Acquired
                            Corporation
          "D"               Outstanding  Options  of  the  Acquired  Corporation
          "E"               Outstanding  Options  of  the  Purchaser


                                   ARTICLE II
                                PURCHASE AND SALE
                                -----------------

2.1 AGREEMENT TO PURCHASE AND SELL. On the basis of the representations, warranties, covenants and agreements contained in this Agreement and subject to the terms and conditions of this Agreement, the Stockholders shall sell and the Purchaser shall purchase all of the Acquired Corporation Common Stock as of and with effect from the Closing Time on the Closing Date.

2.2 PURCHASE PRICE. The consideration for the purchase of the Acquired Corporation Common Stock shall consist of approximately 6,000,000 common stock of the Purchaser from treasury (the "Purchaser Common Stock"), issued to the Stockholders on Closing pro rata in accordance with their respective shareholdings in the Acquired Corporation as set out in Schedule "B".

2.3 OUTSTANDING WARRANTS. All outstanding warrants of the Acquired Corporation as set out in Schedule "C".

2.4 OUTSTANDING OPTIONS. All outstanding options of the Acquired Corporation as set out in Schedule "D" shall be cancelled at Closing.

2.5 SECURITIES LAW EXEMPTIONS. The issuance of the Purchaser Common Stock will be made in reliance upon the exemptions from prospectus and registration requirements set out in section 72(1)(j) of the Securities Act (Ontario) and in the Securities Act of 1933 (U.S.), namely Rule 506 of Regulation D with respect to the issuance of stock to U.S. residents and/or Regulation S with respect to shares issued to shareholders residing outside of the United States. The purchase of the Acquired Corporation Common Stock constitutes a take-over bid exempt from the take-over bid provisions of the Securities Act (Ontario) by virtue of 93(1)(d) of said Act.

2.6 ARM'S LENGTH TRANSACTION. The purchase of the Acquired Corporation Common Stock for Purchaser Common Stock is an arm's length transaction and will not constitute a "related party transaction" under Rule 61-501 of the Ontario Securities Commission.

2.7 RESALE RESTRICTIONS. Each Stockholder understands and agrees that the Purchaser Common Stock will be issued to the Stockholders under an exemption from the prospectus requirements in Ontario and an exemption from the registration statement requirement in the United States, and the Purchaser Common Stock have not been registered under the Securities Act of 1933 (U.S.) as amended, under the Securities Act (Ontario), or under any other securities laws. Accordingly, each Stockholder may not sell or otherwise dispose of the Purchaser Common Stock in the absence of compliance with applicable securities laws, and each Stockholder understands that the Purchaser Common Stock being issued to the Stockholders will be restricted securities subject to Rule 144 of the Securities Act of 1933 (U.S.) as amended and may be subject to a resale restriction for an indefinite period of time in Ontario. For greater certainty, each Stockholder understands and agrees that:

(a) he is acquiring Purchaser Common Stock for his own account (and not for the account of others) for investment and not with a view to the distribution thereof, and he may not sell or otherwise dispose of the Purchaser Common Stock without either filing a registration statement under the Securities Act of 1933 (U.S.) as amended, filing a prospectus under the Securities Act (Ontario), or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect;

(b) by virtue of his position, each Stockholder has access to the kind of financial and other information about the Purchaser as would be contained in a registration statement filed under the Securities Act of 1933 (U.S.) as amended and in a prospectus under the Securities Act (Ontario); and

(c) he will indemnify and hold the Purchaser harmless from all liability imposed upon the Purchaser by reason of any sale, pledge, transfer or other dealing with the Purchaser Common Stock by the Stockholder in such circumstances as to make the issuance of Purchaser Common Stock under this Agreement no longer a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, any applicable state securities laws, or the Securities Act (Ontario).

2.8 SECTION 116 TAX CERTIFICATE. In the event that a Stockholder is a non-resident of Canada within the meaning of section 116 of the Income Tax Act (Canada), such Stockholder shall either obtain a section 116 clearance certificate from the Canadian Customs and Revenue Agency or agrees to the Purchaser withholding and remitting such number of Purchaser Common Stock as necessary to comply with Part XIII of the Income Tax Act (Canada).


                                   ARTICLE III
                                FURTHER COVENANTS
                                -----------------

3.1 DUE DILIGENCE REVIEW. During the Interim Period, each of the Acquired Corporation and the Purchaser shall each:

(a) allow all each other and their representatives full and free access during normal business hours to their corporate minute books and records, including contracts and share registers, personnel, properties and other documents and data;

(b) provide to each other and their representatives copies of all such contracts, books, records and other existing documents and data as such Parties or their representatives may reasonably request;

and

(c) provide to each other and their representatives such other information about themselves as such Parties or their representatives may reasonably request;

(collectively, the "Due Diligence Review"), provided that such Due Diligence Review shall be completed on or before the Closing Date.

3.2 BUSINESS IN THE ORDINARY COURSE. From the date hereof until the Closing (the "Interim Period"), each of the Acquired Corporation and the Purchaser shall continue to carry on its business in the ordinary course. Each of the Acquired Corporation and the Purchaser shall not sell or pledge any of its properties or other assets, issue any shares or enter into any transac-tions outside the ordinary course of its business.

3.3 PUBLICITY. The Parties agree to keep confidential all negotiations with respect to the transactions contemplated between the parties herein, save and accept for such disclosure as may be required by any applicable securities legislation or regulatory authorities. For greater certainty, it is anticipated that the Purchaser will issue a press release to announce the execution of this Agreement and the Closing, and both the Purchaser and the Acquired Corporation must approve the language on such press releases prior to their dissemination to the public.

3.4 LOCK-UP. From the date hereof until the earlier of the Closing or the termination of this Agreement, the Acquired Corporation and the Stockholders shall not solicit or enter into any negotiations or agreements with any Person other than the Purchaser with a view to the acquisition of the Acquired Corporation Common Stock by any Person other than the Purchaser.

3.5 REGISTRATION RIGHTS. The Purchaser shall use its best efforts to register the Purchaser Common Stock (the "Registrable Securities") with the Securities and Exchange Commission ("SEC") in the United States, subject to compliance with the Securities Act of 1933 (United States) as amended (the "US Securities Act"), for resale within 180 days (the "Registration"). In connection with the Registration, the Purchaser shall:

(a) prepare and file a registration statement or similar document (a "Registration Statement") with the SEC in respect of the Registrable Securities and cause such Registration Statement to become effective within 180 days from the date of this Agreement and remain effective until the earlier of such time as all the Registrable Securities subject to such Registration Statement have been disposed of or the expiration of one year;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the US Securities Act in respect of the sale or other disposition of all the Registrable Securities covered by such Registration Statement until the earlier of such time as all of such Registrable
     Securities  have  been  disposed  of  or  the  expiration  of  one  year;

(c) furnish to the Stockholders such number of copies of the Registration Statement in conformity with the requirements of the US Securities Act and each amendment or supplement thereto, together with such other documents as the Stockholders may reasonably request;

(d) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as practicable, an earnings statement covering the period of at least twelve months, beginning with the first month after the effective date of such Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the US Securities Act;

(e) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by the Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(f) during the period when the Registration Statement is required to be effective, notify the Stockholders of the occurrence of any event, the result of which will cause the prospectus included in the Registration Statement to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or must be disclosed to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact of omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Purchaser shall bear all expenses arising or incurred in connection with any of the transactions contemplated by this section, including without limitation:
(a) all expenses in respect of filing with the SEC, OTCBB, any securities exchange or the National Association of Securities Dealers, Inc.; (b) registration fees; (c) printing expenses; (d) accounting and legal fees and expenses (but excluding the fees and expenses of any accountants or legal counsel engaged by the Stockholders); (e) expenses of any special audits or comfort letters incidental to or required by the Registration; and (f) expenses in respect of complying with securities laws of any jurisdiction in connection with the Registration.

3.6 DIRECTORS' ROLLOVER. On or before the Closing, one (1) of the current directors of the Purchaser and all of the officers of the Purchaser shall deliver their resignations to the Acquired Corporation, together with comprehensive releases from each such person of any and all their actions, claims, liabilities, debts, causes of action, obligations and demands against the Purchaser. The board of directors of the Purchaser following completion of the Transaction shall consist of five (5) directors, three (3) of which shall be nominees of the Acquired Corporation.

3.7 CHANGE OF NAME. Following the Closing, the Purchaser shall change its name to "Route 1 Corporation" or to such other name as the directors of the Purchaser and the relevant regulatory authority consider appropriate.

3.8 EXPENSES OF THE TRANSACTION. Except for costs and expenses of any accountants, legal counsel or other professional advisor engaged by the Stockholders, the Purchaser shall bear all expenses arising or incurred in connection with the Transaction including without limitation, all costs and expenses incurred by the Parties in respect of the Transaction whether incurred prior to, on or after Closing. For further certainty, the Purchaser shall be responsible for all such expenses even if the Transaction is not completed.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

4.1 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on these representations and warranties in entering into this Agreement and performing its obligations under the same:

(a)     CAPACITY  AND  AUTHORITY-  The  Stockholder  has  full  power, right and
        ------------------------
authority  to  own  the  Acquired  Corporation  Common  Stock,  enter  into this

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

Agreement and to perform his obligations under it. If an individual, the Stockholder has attained the age of majority. If not an individual, the Stockholder has been duly formed and is validly existing under the laws of its jurisdiction of incorporation or organization, and execution and delivery of this Agreement by the Stockholder and the Stockholder's performance of its obligations hereunder have been duly authorized by all necessary proceedings of the directors, shareholders, trustees, beneficiaries, partners or members of the Stockholder, and the individual signing this Agreement on behalf of the Stockholder has the authority to do so and to bind the Stockholder by his signature.

(b)     TITLE TO ACQUIRED CORPORATION COMMON STOCK - The Stockholder is the sole
        ------------------------------------------
legal and beneficial owner of the Acquired Corporation Common Stock set out opposite his name in Schedule "B" hereto with good and marketable title thereto, free and clear of any Encumbrances other than Permitted Encumbrances.

(c)     NO  OPTION  -  Except  as  set  out in this Agreement, no Person has any
        ----------
agreement, warrant, option or right, or a right capable of becoming an agreement for, the purchase of the Stockholder's Acquired Corporation Common Stock.

(d)     ABSENCE  OF  CONFLICT  -  The  Stockholder  is  not a party to, bound or
        ---------------------
affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Acquired Corporation Common Stock as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any Constating Documents of the Stockholder (if not an individual), any court or administrative order or process, any agreement or instrument to which the Stockholder is party or by which it is bound.

(e)     RESIDENCE  -  The  Stockholder  is  either:
        ---------

(i) not a non-resident of Canada within the meaning of section 116 of the Income Tax Act (Canada); or

(ii) is a non-resident of Canada within the meaning of section 116 of the Income Tax Act (Canada) and has either applied for a clearance certificate from the Canadian Customs and Revenue Agency or agrees to the Purchaser withholding and remitting such number of Purchaser Common Stock as necessary to comply with Part XIII of the Income Tax Act (Canada).

(f)     BINDING  AGREEMENT  -  This  Agreement  constitutes  a  legal, valid and
        ------------------
binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(g)     BANKRUPTCY  /  LIQUIDATION - No proceedings have been taken, are pending
        --------------------------
or have been authorized, and no receiver or trustee has been appointed for the Stockholder by the Stockholder or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Stockholder.

(h)     LITIGATION  -  There  are no judgments, decrees, injunctions, rulings or
        ----------
orders of any court, arbitrator, federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency, or any actions, suits, grievances or proceedings (whether or not on behalf of the

Stockholder) commenced, pending or threatened against or relating to the Stockholder which may result in the imposition of a Encumbrance on the Acquired Corporation Common Stock owned by the Stockholder or which may prevent, delay, make illegal or otherwise interfere with the consummation by the Stockholder of the transactions contemplated in this Agreement.

(i)     NONDISTRIBUTIVE  INTENT  -  Each  Stockholder is acquiring the shares of
        -----------------------
Purchaser Common Stock to be issued hereunder to him for his own account (and not for the account of others) for investment and not with a view to the distribution thereof.

(j)     FULL  DISCLOSURE  -  Neither  this  Agreement  nor  any  document  to be
        ----------------
delivered by Andrew and Christopher (the "Active Stockholders) nor any certificate, report, statement or other document furnished by the Active Stockholders in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.2 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED CORPORATION. The Acquired Corporation represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on these representations and warranties in entering into this Agreement and performing its obligations under the same:

(a)     DUE  INCORPORATION  -  The  Acquired  Corporation  is a corporation duly
        ------------------
incorporated  and  validly  existing  under the laws of the Province of Ontario.

(b)     CAPACITY  TO ENTER AGREEMENT- The Acquired Corporation has all necessary
        ----------------------------
power, authority and capacity to enter into this Agreement and perform its obligations hereunder.

(c)     DUE  CORPORATE  AUTHORIZATION - The Acquired Corporation's execution and
        -----------------------------
delivery of this Agreement and its performance of its obligations hereunder have been duly authorized by all necessary proceedings of the directors and shareholders of the Acquired Corporation.

(d)     BINDING OBLIGATION - This Agreement has been duly executed and delivered
        ------------------
by the Acquired Corporation and constitutes a valid and binding obligation on its part.

(e)     CAPACITY  TO  CARRY  ON  BUSINESS-  The  Acquired  Corporation  has  all
        ---------------------------------
necessary power, authority and capacity to carry on the business currently carried on by it and to own the assets currently owned by it. The Acquired Corporation has obtained all permits, certificates, approvals, registrations and licenses which are required for the operation of its business as it is presently being conducted, and no violations thereof have been experienced, noted, or recorded, and no proceeding is pending or threatened to revoke or limit any of them.

(f)     TITLE  TO  ASSETS  -  The  Acquired  Corporation  is  the sole legal and
        -----------------
beneficial owner of its assets, as disclosed in its books, records and financial statements, with good and marketable title thereto free and clear of any Encumbrances.

(g)     CONSTATING  DOCUMENTS  -  The  articles of incorporation of the Acquired
        ---------------------
Corporation have not been altered since the incorporation of the Acquired Corporation except as disclosed in the minute books of the Acquired Corporation.

(h)     CORPORATE  RECORDS  -  All  material  transactions  of  the  Acquired
        ------------------
Corporation  have  been  promptly  and properly recorded or filed in or with its
        --
respective books and records, and the minute books of the Acquired Corporation contain all records of the meetings and proceed-ings of shareholders and directors thereof.

(i)     FINANCIAL  STATEMENTS  - The Acquired Corporation's financial statements
        ---------------------
for its most recently completed fiscal year and its most recently completed fiscal period are substantially true and correct in every material respect and present fairly the financial position of the Acquired Corporation and the results of its operations for the periods then ended, in accordance with Canadian generally-accepted accounting principles applied on a consistent basis.

(j)     BUSINESS  IN  ORDINARY  COURSE - Since the end of the most recent period
        ------------------------------
reported on in the Acquired Corporation's financial statements, the Acquired Corporation has carried on its business in the ordinary course of business and there have been no material adverse changes in its business or assets.

(k)     LIABILITIES -  The Acquired Corporation has no liabilities which are not
        -----------
disclosed or reflected in the Acquired Corporation's financial statements, except those incurred in the ordinary course of business since the end of the last fiscal period reported on in the Acquired Corporation's financial statements, which additional liabilities do not exceed $30,000.00. The Acquired Corporation has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person.

(l)     SHARE CAPITAL - The authorized share capital of the Acquired Corporation
        -------------
consists of an unlimited number of common shares, an unlimited number of special shares and no other shares, of which 1,287,976 common shares and none of the special shares are issued and outstanding.

(m)     DUE  ISSUANCE  - The Acquired Corporation Common Stock have been validly
        -------------
authorized, validly issued, fully paid and non-assessable, and is owned of record and beneficially by the Stockholders in the case of the Acquired Corporation in accordance with Schedule "B".

(n)     NO  OPTION - Except as disclosed in this Agreement, no Person, other the
        ----------
Purchaser under this Agreement, has any agreement, warrant, option or any right capable of becoming an agreement, warrant, option or right for the purchase of any of further shares of the Acquired Corporation or securities convertible into shares of the Acquired Corporation.

(o)     SUBSIDIARIES-  The  Acquired  Corporation  does  not  own,  directly  or
        ------------
indirectly,  any  shares  or  interest  in  any  other  Person.

(p)     ABSENCE  OF CONFLICT - The Acquired Corporation is not a party to, bound
        --------------------
or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Acquired Corporation Common Stock as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating documents or by-laws of the Acquired Corporation, any court or administrative order or process, any agreement or instrument to which the Acquired Corporation is party or by which it is bound.

(q)     REGULATORY  APPROVALS  -  No  governmental  or regulatory authorization,
        ---------------------
approval, order, consent or filing is required on the part of the Acquired Corporation in connection with the execution, delivery and performance of this

Agreement and the performance of the Acquired Corporation's obligations under this Agreement.

(r)     NO  BANKRUPTCY  -  No  proceedings  have  been  taken,  are  pending  or
        --------------
authorized  by the Acquired Corporation or by any other person in respect to the
        -
bankruptcy, insolvency, liquidation, dissolution or winding up of the Acquired Corporation.

(s)     LITIGATION  -  There  are no judgements, decrees, injunctions, ruling or
        ----------
orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of the Acquired Corporation) pending or threatened against the Acquired Corporation which may materially increase the Acquired Corporation's liabilities other than an action commenced against the Acquired Corporation by Dr. Steven Small which has been disclosed to the Purchaser.

(t)     TAXES - The Acquired Corporation is not now and at the Closing Date will
        -----
not be in arrears or in default in respect of the filing of any required federal, provincial or municipal tax or other return, and to the best of the Acquired Corporation's knowledge, no such return contains any mis-statement or conceals any statement that should have been included thereinThe Acquired Corporation has paid and will pay all taxes, filing fees and other assessments due and payable or collectable. The Acquired Corporation has withheld and will withhold up to the Closing Date from each payment made to any employee the amount of all taxes (including but not limited to income tax) and other deductions required to be withheld therefrom and has paid or will pay such amounts to the proper tax or other receiving authority.

(u)     QUESTIONABLE  PAYMENTS  -  Neither Acquired Corporation, any Subsidiary,
        ----------------------
any director, officer, agent, employee, or other person associated with or acting on behalf of Acquired Corporation or any Subsidiary, nor any Stockholder has, directly or indirectly: used any corporate funds for unlawful contributions, gifts; entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Acquired Corporation or any Subsidiary, made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favour or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar comparable nature, whether lawful or not, to any person or entity , private or public, regardless of form, whether in money, property, or services, to obtain favourable treatment in securing business or to obtain special concessions, or to pay for favourable treatment for business secured or for special concessions already obtained.

(v)     FULL  DISCLOSURE  -  Neither  this  Agreement  nor  any  document  to be
        ----------------
delivered by the Acquired Corporation nor any certificate, report, statement or other document furnished by the Acquired Corporation in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There has been no event, transaction or information that has come to the attention of the Acquired Corporation that has not been disclosed to the Purchaser in writing that could reasonably be expected to have a material adverse effect on the assets, business, earnings, prospects, properties or condi-tion (financial or otherwise) of the Acquired Corporation.

4.3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Stockholders and the Acquired Corporation as follows and acknowledges that the Stockholders and the Acquired Corporation are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(a)     DUE INCORPORATION - The Purchaser is a corporation duly incorporated and
        -----------------
validly  existing  under  the  laws  of  the  State  of  Nevada.

(b)     CAPACITY  TO  ENTER  AGREEMENT-  The  Purchaser has all necessary power,
        ------------------------------
authority and capacity to enter into this Agreement and perform its obligations hereunder.

(c)     DUE  CORPORATE AUTHORIZATION - The Purchaser's execution and delivery of
        ----------------------------
this Agreement and its performance of its obligations hereunder have been duly authorized by all necessary proceedings of the directors and stockholders of the Purchaser.

(d)     BINDING OBLIGATION - This Agreement has been duly executed and delivered
        ------------------
by  the  Purchaser  and  constitutes a valid and binding obligation on its part.

(e)     ABSENCE OF CONFLICT - The Purchaser is not a party to, bound or affected
        -------------------
by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Purchaser Common Stock as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The Purchaser's execution of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating documents or by-laws of the Purchaser, any court or administrative order or process, any agreement or instrument to which the Purchaser is party or by which it is bound.

(f)     REPORTING  ISSUER  STATUS  - The Purchaser is a reporting company in the
        -------------------------
United States under the Securities Exchange Act of 1934 (United States) and is not in default under the provisions of the said Act or the regulations, rules and policies promulgated thereunder, but is not a "reporting issuer" in any province of territory of Canada, as that term is defined in the Securities Act (Ontario) (the foregoing state of affairs being hereinafter known as the "Reporting Issuer Status"). The Purchaser has made all filings with the Securities and Exchange Commission (United States) that it has been required to make under the Securities Exchange Act of 1934 (United States) and the Securities Act of 1933 (United States) (collectively, the "Public Reports"). Each of the Public Reports has complied with the Securities Exchange Act of 1934 (United States) and the Securities Act of 1933 (United States), as applicable, in all material respects. None of the Public Reports, as of their respective dates, contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, false or misleading.

(g)     LISTING  STATUS - The common stock of the Purchaser are listed or quoted
        ---------------
for trading on the NASD Over-the-Counter Bulletin Board ("OTCBB") under the symbol "KIWI". The Purchaser is in good standing with the OTCBB and is not in default under any of its rules, policies or by-laws (the foregoing state of affairs being hereinafter known as the "Listing Status").

(h)     CONSTATING  DOCUMENTS  -  The articles of incorporation of the Purchaser
        ---------------------
have not been altered since the incorporation of the Purchaser except as disclosed in the minute books of the Purchaser.

(i)     CORPORATE RECORDS - All material transactions of the Purchaser have been
        -----------------
promptly and properly recorded or filed in or with its respective books and records, and the minute books of the Purchaser contain all records of the meetings and proceed-ings of shareholders and directors thereof.

(j)     FINANCIAL STATEMENTS - The Purchaser's financial statements for its most
        --------------------
recently completed fiscal year and its most recently completed fiscal period are substantially true and correct in every material respect and present fairly the financial position of the Purchaser and the results of its operations for the periods then ended, in accordance with U.S. generally-accepted accounting principles applied on a consistent basis.

(k)     BUSINESS  IN  ORDINARY  COURSE - Since the end of the most recent period
        ------------------------------
reported on in the Purchaser's financial statements, the Purchaser has carried on its business in the ordinary course of business and there have been no material adverse changes in its business or assets.

(l)     ASSETS  -  The  Purchaser  has  no  assets  which  are  not disclosed or
        ------
reflected  in  the  Purchaser's  financial  statements.

(m)     LIABILITIES  -  The Purchaser has no liabilities which are not disclosed
        -----------
or reflected in the Purchaser's financial statements, except those incurred in the ordinary course of business since the end of the last fiscal period reported on in the Purchaser's financial statements, which additional liabilities do not exceed US$200,000.00. The Purchaser has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person.

(n)     SHARE  CAPITAL  - The authorized share capital of the Purchaser consists
        --------------
of an 100,000,000 common shares having a par value of $0.001 per share, and 20,000,000 preferred shares having a par value of $0.001 per share, of which 13,696,000 common shares are issued and outstanding and no preferred shares are issued and outstanding.

(o)     DUE ISSUANCE - The Purchaser Common Stock have been validly reserved and
        ------------
allotted for issuance to the Stockholders, and at Closing the Purchaser Common Stock will be validly issued to the Stockholders as fully-paid and non-assessable.

(p)     NO  OPTION  -  Except  as  set out in Schedule "E" of this Agreement, no
        ----------
Person, other the Purchaser under this Agreement, has any agreement, warrant, option or any right capable of becoming an agreement, warrant, option or right for the purchase of any of further shares of the Purchaser or securities convertible into stock of the Purchaser.

(q)     SUBSIDIARIES-  The  Purchaser  does not own, directly or indirectly, any
        ------------
shares or interest in any other Person except for Urbanesque.com Inc., its wholly-owned subsidiary.

(r)     NO  BANKRUPTCY  -  No  proceedings  have  been  taken,  are  pending  or
        --------------
authorized by the Purchaser or by any other person in respect to the bankruptcy,
        -
insolvency,  liquidation,  dissolution  or  winding  up  of  the  Purchaser.

(s)     LITIGATION  -  There  are no judgements, decrees, injunctions, ruling or
        ----------
orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of the Purchaser) pending or threatened against the Purchaser which may materially increase the Purchaser's liabilities.

(w)     REGULATORY  APPROVALS  -  Except  for filing an 8-K on completion of the
        ---------------------
Transaction, no governmental or regulatory authorization, approval, order, consent or filing is required on the part of the Purchaser in connection with the execution, delivery and performance of this Agreement and the performance of the Acquired Corporation's obligations under this Agreement.

(t)     TAXES  - The Purchaser is not now and at the Closing Date will not be in
        -----
arrears or in default in respect of the filing of any required federal, state, provincial or municipal tax or other return, and to the best of the Purchaser's knowledge, no such return contains any mis-statement or conceals any statement that should have been included therein. The Purchaser has paid and will pay all taxes, filing fees and other assessments due and payable or collectable. The Purchaser has withheld and will withhold up to the Closing Date from each payment made to any employee the amount of all taxes (including but not limited to income tax) and other deductions required to be withheld therefrom and has paid or will pay such amounts to the proper tax or other receiving authority.

(u)     NONDISTRIBUTIVE  INTENT  -  The  Purchaser  is  acquiring  the  Acquired
        -----------------------
Corporation Common Stock for his own account (and not for the account of others) for investment and not with a view to the distribution thereof.

(v)     FULL  DISCLOSURE  -  Neither  this  Agreement  nor  any  document  to be
        ----------------
delivered by the Purchaser nor any certificate, report, statement or other document furnished by the Purchaser in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There has been no event, transaction or information that has come to the attention of the Purchaser that has not been disclosed to the Stockholders and the Acquired Corporation in writing that could reasonably be expected to have a material adverse effect on the assets, business, earnings, prospects, properties or condi-tion (financial or otherwise) of the Purchaser.

4.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the Closing until the expiry of one (1) year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness or in breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.

4.5 CERTIFICATES AND INSTRUMENTS INCLUDED. All statements contained in any certificate or any instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.

                                    ARTICLE V
                                     CLOSING
                                     -------

5.1 CLOSING. The Closing shall take place at Toronto, Ontario at the Closing Time on the Closing Date, subject to the satisfaction of the conditions set out in sections 5.2 and 5.3 below, in accordance with the procedures set out in section 5.4 below.

5.2 CONDITIONS FOR THE PURCHASER'S BENEFIT. The Purchaser shall not be obliged to complete the purchase of the Acquired Corporation Common Stock unless each of the following conditions shall have been satisfied on or before the Closing Date:

(a)     ACCURACY  OF REPRESENTATIONS - The representations and warranties of the
        ----------------------------
Stockholders and the Acquired Corporation set forth in sections 4.1 and 4.2 above shall be true and correct as of the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and the Purchaser shall have received a certificate from the Acquired Corporation and the Stockholders confirming the foregoing.

(b)     DUE  DILIGENCE  REVIEW  -  The  Due  Diligence  Review  shall  have been
        ----------------------
completed  to  the  satisfaction  of  the  Purchaser  and  its  counsel.

(c)     PERFORMANCE  OF  OBLIGATIONS  -  The  Acquired  Corporation  and  the
        ----------------------------
Stockholders  shall  have  performed  all  of  the  obligations  hereunder to be
        -
performed by them at or prior to the Closing. The Acquired Corporation and the Stockholders shall not be in breach of any provision of this Agreement.

(d)     DELIVERIES  -  Subject  to  section 5.2(e) below, the Stockholders shall
        ----------
have delivered or caused to be delivered to the direction of the Purchaser possession of the Acquired Corporation Common Stock free and clear of any Encumbrances, together with all endorsements and documents required to authorize or give effect to said transfer.

(e)     CONSENTS,  AUTHORIZATIONS  AND  REGISTRATIONS - All consents, approvals,
        ---------------------------------------------
orders and authorizations of, from or notifications to any Persons or Governmental Authorities required (if any) in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

(f)     NO CLAIMS - There shall be no injunction or order issued preventing, and
        ---------
no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

(g)     NO  MATERIAL  CHANGES - During the Interim Period, there shall have been
        ---------------------
no material adverse change in the busi-ness, assets, or liabilities of the Acquired Corporation, or in the Acquired Corporation's title to its assets, and the Acquired Corporation shall not have sold or pledged any assets, issued any shares or entered into any transac-tions outside the ordinary course of its businesses.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, the Purchaser may terminate this Agreement by notice in writing to the other Parties in which event the Purchaser shall be released from all obligations under this Agreement and (unless the Purchaser can show that the condition relied upon could reasonably have been performed by the other parties) the other Parties shall also be released from all obligations hereunder; provided, however, that the Purchaser shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to their rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

5.3 CONDITIONS FOR THE STOCKHOLDERS' BENEFIT. The Stockholders and the Acquired Corporation shall not be obliged to complete the sale of the Acquired Corporation Common Stock unless each of the following conditions shall have been satisfied on or before the Closing Date:

(a)     ACCURACY  OF REPRESENTATIONS - The representations and warranties of the
        ----------------------------
Purchaser set forth in section 4.3 above shall be true and correct as of the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and the Stockholders shall have received a certificate from the Purchaser confirming the foregoing.

(b)     DUE  DILIGENCE  REVIEW  -  The  Due  Diligence  Review  shall  have been
        ----------------------
completed  to  the  satisfaction  of  the  Acquired Corporation and its counsel.

(c)     PERFORMANCE  OF OBLIGATIONS  - The Purchaser shall have performed all of
        ---------------------------
the obligations hereunder to be performed by it at or prior to the Closing, including but not limited to the obligation to enter into employment or consulting agreements with the Stockholders pursuant to section 3.6 above. The Purchaser shall not be in breach of any provision of this Agreement.

(d)     DELIVERIES  -  Subject to section 5.3(e) below, the Purchaser shall have
        ----------
delivered or caused to be delivered to the direction of the Stockholders possession of the Purchaser Common Stock free and clear of any Encumbrances, together with all endorsements and documents required to authorize or give effect to said transfer.

(e)     CONSENTS,  AUTHORIZATIONS  AND  REGISTRATIONS - All consents, approvals,
        ---------------------------------------------
orders and authorizations of, from or notifications to any persons or Governmental Authorities required (if any) in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

(f)     NO CLAIMS - There shall be no injunction or order issued preventing, and
        ---------
no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

(g)     NO  MATERIAL  CHANGES - During the Interim Period, there shall have been
        ---------------------
no material adverse change in the busi-ness, assets, liabilities, Reporting Issuer Status or Listing Status of the Purchaser, and the Purchaser shall not have sold or pledged any assets, issued any shares or entered into any transac-tions outside the ordinary course of its businesses or as contemplated in this Agreement.

(h)     ASSETS  AND  LIABILITIES  -  The  Purchaser  shall  have  no  more  than
        ------------------------
US$150,000  in assets and no liabilities which are not disclosed or reflected in
        -
the Purchaser's financial statements, except those incurred in the ordinary course of business since the end of the last fiscal period reported on in the Purchaser's financial statements, which additional liabilities do not exceed US$200,000.00 as of the Closing Date.

(i)     DIRECTORS  RESIGNATIONS - Pursuant to section 3.6 of this Agreement, one
        -----------------------
(1) of the directors of the Purchaser shall have resigned at or prior to Closing as directors and members of all committees of the Board of Directors of the Purchaser, and executed comprehensive releases in respect thereof, in writing effective immediately after Closing. All officers of the Purchaser shall have resigned and executed comprehensive releases at or prior to the Closing in writing effective immediately after the Closing subject to acceptance by the Purchaser.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, the Stockholders or the Acquired Corporation may terminate this Agreement by notice in writing to the other Parties in which event the terminating Party or Parties shall be released from all obligations under this Agreement and (unless the terminating Party or Parties can show that the condition relied upon could reasonably have been performed by the other Parties) the other Parties shall also be released from all obligations hereunder; provided, however, that the terminating Party or Parties shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to their rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

5.4     CLOSING  PROCEDURES.  At  the  Closing  Time:

(a) the Stockholders shall deliver to the Purchaser certificates representing the Acquired Corporation Common Stock, duly signed off for transfer, together with all other documentation required to transfer title to the Acquired Corporation Common Stock; and

(b) the Purchaser shall deliver to the Stockholders certificates representing the Purchaser Common Stock.

5.5 NON-WAIVER. No investigations made by or on behalf of any Party at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any representation, warranty or indemnity made by or imposed upon the Parties pursuant to this Agreement.

                                   ARTICLE VI
                                INDEMNIFICATIONS
                                ----------------

6.1 INDEMNIFICATION BY THE PURCHASER FOR BREACHES OF WARRANTY, ETC. The Purchaser hereby covenants and agrees with the Stockholders to indemnify and save harmless the Stockholders, effective as and from the Closing Time, from and against any claims, demands, actions, causes of action, damage, loss, costs, liability or expense (hereinafter in this Article 6 called "Purchaser Claims") which may be brought against the Stockholders and/or which it may suffer or incur as a result of, in respect of, or arising out of any material non-fulfillment of any covenant or agreement on the part of the Purchaser under this Agreement or any incorrectness in or breach of any representation or warranty of the Purchaser contained herein or in any certificate or other document furnished by the Purchaser pursuant hereto. The foregoing obligation of indemnification in respect of such Purchaser Claims shall be subject to the limitation mentioned in Section 4.4 hereof respecting the survival of the representations and warranties of the Parties.

6.2 INDEMNIFICATION BY THE ACTIVE STOCKHOLDERS FOR BREACHES OF WARRANTY, ETC. The Active Stockholders hereby covenants and agrees with the Purchaser to indemnify and save harmless the Purchaser, effective as and from the Closing Time, from and against any claims, demands, actions, causes of action, damage, loss, costs, liability or expense (hereinafter in this Article 6 called "Other Claims") which may be brought against the Purchaser and/or which they may suffer or incur as a result of, in respect of, or arising out of any material non-fulfillment of any covenant or agreement on the part of the Active Stockholders under this Agreement or any incorrectness in or breach of any representation or warranty of the Active Stockholders contained herein or in any certificate or other document furnished by the Active Stockholders pursuant hereto. The foregoing obligation of indemnification in respect of such Other Claims shall be subject to the limitation mentioned in Section 4.4 hereof respecting the survival of the representations and warranties of the Parties.


                                   ARTICLE VII
                                 CONFIDENTIALITY
                                 ---------------

7.1. CONFIDENTIALITY. Each Party (referred to as the "Receiving Party" in this Article VII) acknowledges and agrees that the information which it receives from any of the other Parties (referred to as the "Disclosing Party" in this Article VII), is and shall be confidential and proprietary to the Disclosing Party (the "Confidential Information"). The Receiving Party agrees not to disclose the Confidential Information to any third party, nor to use the Confidential Information for any purpose other than the performance of its obligations under this Agreement and any other agreement with the Disclosing Party, without the prior written consent of the Disclosing Party. The Receiving Party agrees to restrict dissemination of particular Confidential Information to only those persons in its organization, or to its legal counsel, who must have access to such Confidential Information in order for the Receiving Party to perform its obligations under this Agreement and any other agreement with the Disclosing Party. The Receiving Party shall cause every employee or third party to whom it discloses Confidential Information as permitted hereunder to abide by the foregoing confidentiality provisions. Upon the termination of this Agreement, the Receiving Party shall promptly return such confidential information (and any copies, extracts and summaries thereof) to the Disclosing Party or, with the Disclosing Party's written consent, shall promptly destroy such confidential information (and any copies, extracts and summaries thereof) and, with respect to electronically stored copies, delete such records from any storage unit. The Receiving Party's obligations under this Article VII shall come into effect on the date hereof and shall continue indefinitely.

7.2 EXCLUSIONS. The Receiving Party's obligations with regard to the Confidential Information shall not apply in respect of such information that:

(a) the Disclosing Party authorizes the Receiving Party to disclose to third parties by prior written authorization;

(b) is or becomes available in the public domain, other than by an act or omission of the Receiving Party or any employee, agent or other person acting for or on behalf of the Receiving Party;

(c) is lawfully acquired by the Receiving Party from another source without restriction; or

(d) is ordered to be disclosed by a court, administrative agency or other governmental body with jurisdiction over the parties, provided the Receiving Party will first have provided the Disclosing Party with prompt written notice of such required disclosure and will take reasonable steps to allow the Disclosing Party to seek a protective order with respect to the confidentiality of the information required to be disclosed. The Receiving Party will promptly co-operate with and assist the Disclosing Party in connection with obtaining such protective order, at the Disclosing Party's expense.


                                  ARTICLE VIII
                                     GENERAL
                                     -------

8.1     TERMINATION.

(a)     This  agreement may be terminated at any time prior to the Closing Date:

     (i)     by  the  mutual  agreement  of  the  Parties;

     (ii)     by  any  Party  if:

          (A) the purchase and sale of the Acquired Corporation Common Stock shall not have been completed by October 31, 2002 (or such other date, if any, as the Parties may agree on in writing), if the failure to complete such purchase and sale on or before such date is not caused by any breach of this Agreement by the Party electing to terminate; or

          (B) the purchase and sale of the Acquired Corporation Common Stock would violate any non-appealable final order, decree or judgement of any court or Governmental Authority having competent jurisdiction.

(b) If this Agreement is terminated by a Party under subsection 8.1(a), such termination shall be without liability of such Party to the other Parties, or to any of its directors, officers, employees, agents, consultants or representatives provided that if such termination shall result from the wilful failure of the Party to fulfil a condition to the performance of the other
Parties or to perform a covenant of this agreement or from a wilful breach by the party to this Agreement, the Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees and disbursements) sustained or incurred by the other Parties.

8.2 NOTICES. All notices, requests, demands and other communications hereunder must be made in writing and will be deemed to have been duly given if delivered by courier, sent by prepaid registered mail addressed to the addressee, or sent by facsimile transmission if such notice is delivered, addressed or sent to the address or fax number given below, or such other address or fax number as the Party receiving the notice may give to the Party giving the notice:

(a)     if  to  the  Stockholders:

See  Schedule  "B".

(b)     if  to  the  Acquired  Corporation:

c/o  Carbonaro  Sugar  Szweras  LLP
390  Bay  Street,  Suite  1600
Toronto,  Ontario
M5H  2Y2

Attention:  Enrico  Moretti

Tel:     416-368-2500
Fax:     416-368-0909

(c)     if  to  the  Purchaser:

141-757  West  Hastings,  Suite  676
Vancouver,  BC,  Canada
V6C  1A1

Tel:     604-681-7806
Fax:     604-681-7846

Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by courier shall be deemed to be received on the next Business Day following the deposit of the communication with the courier service. Any notice sent by prepaid registered mail shall be deemed to be received on the fifth (5th) day other than a Saturday, Sunday or statutory holiday in Canada, following the deposit of the communication in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication may not be mailed but must be given by personal delivery or by electronic communication. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the date of its transmission if transmitted before 4:30 p.m. (Toronto time), and on the next Business Day following the date of its transmission if transmitted after that time.

8.3 TIME OF ESSENCE. Time shall be of the essence in all respects of this Agreement.

8.4 FURTHER ASSURANCES. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

8.5 PUBLIC NOTICE. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior consent of the other Party, such approval not to be unreasonably withheld.

8.6 AMENDMENT. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by both Parties.

8.7 WAIVER. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

8.8 ASSIGNMENT. This Agreement and the rights or obligations hereunder or thereunder may not be assigned by a Party without the prior written consent of the other Parties.

8.9 BINDING AGREEMENT. This Agreement shall be binding on and enure to the benefit of the Parties and their respective successors and permitted assigns. In addition all obligations of the Parties under this Agreement shall also be binding upon any and all directors, officers, employees, consultants, advisors and agents of each Party as well as all parent corporations, subsidiaries, related and affiliated companies thereof.

8.10 ATTORNMENT. For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. Each of the Parties hereby attorns to the jurisdiction of the courts of the Province of Ontario.

8.11 SEVERABILITY. If any provision of this Agreement is determined to be prohibited, void or unenforceable in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.12 INDEPENDENT LEGAL ADVICE AND TAX ADVICE. Each Party acknowledges having been advised to seek independent legal counsel and independent tax advice in respect of the Agreement and the matters contemplated herein. To the extent that a Party declines to receive independent legal counsel and independent tax advice in respect of the Agreement, that Party hereby waives the right, should a dispute later develop, to rely on its lack of independent legal counsel or independent tax advice to avoid its obligations, to seek indulgences from the other Parties hereto, or to otherwise attack the integrity of the Agreement and the provisions thereof, in whole or in part.

8.13 COUNTERPARTS. This Agreement may be executed by the Parties in one or more counterparts by facsimile, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date written above.

                                                        ROUTE  1  CORPORATION


                                       Per:  ________________________________
                                               Authorized  Signing  Officer
                               I  have  authority  to  bind  the  corporation


                                         KOALA  INTERNATIONAL  WIRELESS  INC.


                                       Per:  ________________________________
                                               Authorized  Signing  Officer
                               I  have  authority  to  bind  the  corporation


                                                           THE  STOCKHOLDERS:


_________________________                           _________________________
Witness                                                        RITA  BENSON


                                                 BROOKELYNN  HOLDINGS  INC.


                                            Per:  _________________________
                                              Authorized  Signing  Officer
                             I  have  authority  to  bind  the  corporation.


                                              J.R.B.  &  D.  HOLDINGS  LTD.


                                            Per:  _________________________
                                              Authorized  Signing  Officer
                             I  have  authority  to  bind  the  corporation.

                                       WHITEHOUSE  FAMILY  HOLDINGS  LIMITED


                                            Per:  _________________________
                                              Authorized  Signing  Officer
                            I  have  authority  to  bind  the  corporation.


_________________________                         _________________________
Witness                                                    STARR  RAMBUSCH


_________________________                         _________________________
Witness                                                     W.H.  CRAWFORD


_________________________                         _________________________
Witness                                                       SUSAN  WHITE


_________________________                         _________________________
Witness                                                  PAUL  PRENDERGAST


                                                      788696  ONTARIO  INC.


                                            Per:  _________________________
                                              Authorized  Signing  Officer
                            I  have  authority  to  bind  the  corporation.


_________________________                         _________________________
Witness                                                   KENNETH  HARTLEN

_________________________                         _________________________
Witness                                                          IAN  LONG

_________________________                         _________________________
Witness                                                     NORMAN  WRIGHT


                                                 CAPITAL  PARTNERS  FUND  I


                                            Per:  _________________________
                                              Authorized  Signing  Partner
                            I  have  authority  to  bind  the  partnership.

                                                     1309673  ONTARIO  INC.


                                            Per:  _________________________
                                              Authorized  Signing  Officer
                            I  have  authority  to  bind  the  corporation.

_________________________                         _________________________
Witness                                                      ANDREW  WHITE

_________________________                         _________________________
Witness                                           CHRISTOPHER  PRENDERGAST


                                              PROJECT  CAPITAL  GROUP  INC.


                                            Per:  _________________________
                                              Authorized  Signing  Officer
                            I  have  authority  to  bind  the  corporation.




S:\R\ROUTE1\KOALA INTERNATIONAL WIRELESS INC. RTO WITH ROUTE 1\SHARE EXCHANGE AGT OCT4-02.DOC

                                  SCHEDULE "A"
                                   DEFINITIONS

"Active  Stockholders"  means  Christopher  and  Andrew.

"Acquired  Corporation"  means  Route1  Corporation.

"Acquired Corporation Common Stock" means all of the issued and outstanding shares of the common stock of the Acquired Corporation owned by the Stockholders, as set out in Schedule "B" hereto.

"Agreement" means the Agreement and any instrument supplemental or ancillary to it.

"Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

"Claims" means claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.

"Closing" means the completion of the purchase and sale of the Acquired Corporation Common Stock pursuant to this Agreement.

"Closing Date" means October 3, 2002 or such later date as may be agreed upon by the Parties, but no later than October 31, 2002.

"Closing Time" means 2:00 p.m. (Toronto time) on the Closing Date or such other time on the Closing Date as may be agreed to by the Parties.

"Encumbrances" means any mortgage, charge, pledge, hypothecate, lien, encumbrance, restriction, option, voting trusts, right of others or security interest of any kind.

"Governmental Authorities" means any applicable Canadian or U.S. federal, provincial and municipal agency, ministry, crown corporation, department, inspector and official.

"Interim Period" means the period commencing on the date of this Agreement and ending immediately before the Closing Time on the Closing Date.

"Listing Status" means the Purchaser's status as a company whose common shares are listed or quoted for trading on the OTCBB and which is in good standing with the OTCBB and is not in default under any of its rules, policies or by-laws.

"OTCBB"  means  the  NASD  Over-The-Counter Bulletin Board in the United States.

"Parties" means the parties to this Agreement and "Party" means any one of them.

"Person" means an individual, body corporate, partnership, trustee, trust, unincorporated association, executor, administrator or legal representative.

"Permitted Encumbrances" means the resale restrictions set forth in section 2.7 herein.

"Purchaser"  means  Koala  International  Wireless  Inc.

"Purchaser Common Stock" means approximately 6,000,000 common stock of the Purchaser to be issued to the Stockholders as partial consideration for the Acquired Corporation Common Stock pursuant to section 2.2 of this Agreement.

"Reporting Issuer Status" means the Purchaser's status as a reporting company in the United States under the U.S. Securities Exchange Act of 1934, in good standing and not in default under said act, but not a "reporting issuer" in any province of territory of Canada, as that term is defined in the Securities Act (Ontario).

"Stockholders" means the registered owners of the Acquired Corporation Common Stock as set out in Schedule "B" hereto.

                                  SCHEDULE "B"
                         THE STOCKHOLDERS' SHAREHOLDINGS




NAME AND ADDRESS OF               NUMBER OF ACQUIRED             NUMBER OF PURCHASER COMMON
      STOCKHOLDER              CORPORATION COMMON STOCK             STOCK TO BE ISSUED TO
                                 OWNED BY STOCKHOLDER                   STOCKHOLDER
----------------------------------  ----------------------------------------------------------------
RITA BENSON                           12,000                              55,901
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4

BROOKELYNN HOLDINGS INC.              12,000                              55,901
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4

J.R.B. & D. HOLDINGS INC.             12,000                              55,901
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4

WHITEHOUSE FAMILY HOLDINGS LIMITED    12,000                               55,901
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4

STARR RAMBUSCH                        12,000                                55,901
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4

W.H. CRAWFORD                         12,000                                55,901
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4

SUSAN WHITE                           36,000                               167,704
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4

PAUL PRENDERGAST                      12,000                                55,901
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4
                                       26

788696 ONTARIO INC.
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4                                6,000                                 27,950

KENNETH HARTLEN
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4                               12,000                                 55,901

IAN LONG
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4                               12,000                                 55,901

NORMAN WRIGHT
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4                               12,000                                  55,901

CAPITAL PARTNERS FUND I
44 WHIPPANY ROAD
SUITE 140
MORRISTOWN, NEW JERSEY
07960                                696,976                                 3,246,843


1309673 ONTARIO INC.                  75,000                                   349,385

ANDREW WHITE
39 UNSWORTH AVENUE
TORONTO, ONTARIO
M5M 3C4                              162,000                                   754,672

CHRISTOPHER PRENDERGAST
37 BROOKMOUNT ROAD
TORONTO, ONTARIO
M4L 3N3                              162,000                                   754,672

PROJECT CAPITAL GROUP INC.
49 WELLINGTON STREET EAST
SUITE 300
TORONTO, ONTARIO
M5E 1C9                               30,000                                   139,754

TOTAL                              1,287,976                                   5,999,990
-----------------------------------------------------------------------------------------

                                       27

                                  SCHEDULE "C"
            OUTSTANDING SPECIAL WARRANTS OF THE ACQUIRED CORPORATION


          NAME OF
   SPECIAL WARRANT HOLDER     NUMBER AND TERMS OF OUTSTANDING SPECIAL WARRANTS
   ----------------------     ------------------------------------------------
Techbanc  Inc.                82,500  Special  Warrants  entitling the holder at
                              no further consideration, upon exercise, to 82,500
                              common shares and 82,500 share purchase warrants
                              until  June 14, 2003.  The common share purchase
                              warrants will entitle the  holder  to  purchase
                              one common share for each whole warrant at an
                              exercise price  of  $10.00  per  share  until June
                              14,  2003.
--------------------------------------------------------------------------------
Alterpower  Corp.  (formerly
Metal  Royalties  Corporation)
                              27,500  Special  Warrants entitling the holder at
                              no further consideration, upon exercise, to 27,500
                              common shares and 27,500 share purchase warrants
                              until June  14,  2003.  The  common share purchase
                              warrants will entitle the holder to purchase  one
                              common share for each whole warrant at an exercise
                              price of $10.00 per  share  until  June  14, 2003.
--------------------------------------------------------------------------------
TOTAL                         110,000  WARRANTS
-----                         -----------------

                                       28

                                  SCHEDULE "D"
                 OUTSTANDING OPTIONS OF THE ACQUIRED CORPORATION


     NAME OF OPTION HOLDER     DATE OF GRANT     NUMBER AND TERMS OF OPTIONS
     ---------------------     -------------     ---------------------------
     K.  Andrew  White          June 14,2000     31,875 options at exercise price
                                                 of $9.00 per  share  until April
                                                 28,2005
------------------------------
Christopher M. Prendergast     June 14,2000     31,875 options at exercise price
                                                of  $9.00  per  share until April
                                                28,2005
------------------------------
TOTAL                                           63,750  OPTIONS
-----                                           ---------------


                                       29

                                  SCHEDULE "E"
                      OUTSTANDING OPTIONS OF THE PURCHASER


    NAME OF OPTION   DATE OF  VESTING SCHEDULE     NUMBER AND TERMS OF OPTIONS
      HOLDER         GRANT
    --------------   -------  ----------------     ---------------------------
Lawrence Austin     March 22,      n/a         600,000 options at exercise price
                     2002                      of  US$0.03  per  share  until
                                               March  22,  2005
--------------------------------------------------------------------------------
Karen  Ard          March  13, April 15, 2002  50,000 options at exercise price
                      2002                     of  US$5.00  per  share  until
                                               April  15,2004
--------------------------------------------------------------------------------
Craig Scott         March 13,  April 15, 2002  50,000 options at exercise price
                       2002                    of  US$5.00  per  share  until
                                               April  15,2004
--------------------------------------------------------------------------------
Karen  Ard          March  13,  June 15, 2002  50,000 options at exercise price
                       2002                    of  US$7.50  per  share  until
                                               June  15,2004
--------------------------------------------------------------------------------
Craig  Scott        March 13,   June 15, 2002  50,000 options at exercise price
                       2002                    of  US$7.50  per  share  until
                                               June  15,2004
--------------------------------------------------------------------------------
Karen  Ard          March  13,  Sept. 1, 2002  50,000 options at exercise price
                       2002                    of  US$10.00  per  share  until
                                               Sept.  1,2004
--------------------------------------------------------------------------------
Craig  Scott         March 13,  Sept. 1, 2002  50,000 options at exercise price
                       2002                    of  US$10.00  per  share  until
                                               Sept.  1,2004
--------------------------------------------------------------------------------
Christine  Cerisse   August 20,    n/a         100,000 options at exercise price
                       2002                    of  US$0.50  per  share  until
                                               August  20,2005
--------------------------------------------------------------------------------
Larry  Wintemute     August 20,    n/a         100,000  options  at exercise
                       2002                    price  of  US$0.50  per  share
                                               until  August  20,2005
--------------------------------------------------------------------------------
Lorne  Catling       August 20,    n/a         100,000 options at exercise price
                       2002                    of  US$0.50  per  share  until
                                               August  20,2005
--------------------------------------------------------------------------------
TOTAL                                          1,200,000  OPTIONS
-----                                          ------------------